UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 8, 2006 (June 7, 2006)
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement.
     On June 7, 2006, Cumulus Media Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated as of June 7, 2006, by and among the Company, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Wachovia Capital Markets, LLC, as joint lead arrangers and joint bookrunners, Wachovia Bank, National Association, as syndication agent, and the co-documentation agents named therein. The following description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.
     The Credit Agreement consists of a revolving credit facility of $100.0 million and a term loan facility in the aggregate principal amount of $750.0 million. The proceeds are expected to be used by the Company to repay all amounts outstanding under its existing credit facilities (approximately $588.2 million) and, as previously announced, to purchase up to 11.5 million shares of the Company’s Class A Common Stock pursuant to its “Dutch auction” tender offer commenced on May 17, 2006, to purchase up to 5.0 million shares of the Company’s Class B Common Stock pursuant to a stock purchase agreement, dated May 9, 2006, by and among the Company, BA Capital Company, L.P. and Banc of America Capital Investors SBIC, L.P. (the “Stock Purchase Agreement”) and to pay fees and expenses related to the foregoing. The remaining proceeds are expected to be used to provide ongoing working capital (which may include the funding of future acquisitions of radio stations) and for other general corporate purposes, including capital expenditures.
     The Credit Agreement also provides for additional, incremental revolving credit or term loan facilities in an aggregate principal amount of up to an additional $200.0 million, subject to the satisfaction of certain conditions. These incremental credit facilities are permitted from time to time, and may be used to fund future acquisitions of radio stations and for other general corporate purposes, including capital expenditures. Any incremental credit facilities will be secured and guaranteed on the same basis as the term loan and revolving credit facility.
     The Company’s obligations under the Credit Agreement are collateralized by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by its subsidiaries), including, without limitation, intellectual property and all of the capital stock of the Company’s direct and indirect domestic subsidiaries (except for Broadcast Software International, Inc.) and 65% of the capital stock of certain first-tier foreign subsidiaries. In addition, the Company’s obligations under the Credit Agreement will be guaranteed by certain of its subsidiaries.
     Funding under the Credit Agreement is subject to conditions customary for financing transactions of this nature, and also is subject to the additional condition that shares of Class A Common Stock have been accepted for payment in the tender offer. The term loan facility will mature on June 7, 2013 and will amortize in equal quarterly installments beginning on September 30, 2006, with 0.25% of the initial aggregate advances payable each quarter during the first six years of the term, and 23.5% due in each quarter during the seventh year. The revolving credit facility will mature on June 7, 2012 and, except at the option of the Company, the commitment will remain unchanged up to that date.
     Borrowings under the term loan facility will bear interest, at the Company's option, at a rate equal to LIBOR plus 2.0% or the Alternate Base Rate (defined as the higher of the Bank of America Prime Rate and the Federal Funds rate plus 0.50%) plus 1.0%. Borrowings under the revolving credit facility will bear interest, at the Company's option, at a rate equal to LIBOR plus a margin ranging between 0.675% and 2.0% or the Alternate Base Rate plus a margin ranging between 0.0% and 1.0% (in either case dependent upon the Company's leverage ratio).
     Certain mandatory prepayments of the term loan facility will be required upon the occurrence of specified events, including upon the incurrence of certain additional indebtedness (other than under any incremental credit facilities under the Credit Agreement) and upon the sale of certain assets.
     The representations, covenants and events of default in the Credit Agreement are substantially the same as those in the Company’s existing credit agreement, and are customary for financing transactions of this nature. Events of default in the Credit Agreement include, among others, (a) the failure to pay when due the obligations owing under the credit facilities; (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) cross default and cross acceleration; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its subsidiaries; (f) the loss, revocation or suspension of, or any material impairment in the ability to use of or more of, any of our material FCC licenses; (g) any representation or warranty made, or report, certificate or financial statement delivered, to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined in the Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.
     The Company has various relationships with Bank of America, N.A., the administrative agent under the Credit Agreement, and its affiliates, including Banc of America Securities LLC, joint lead arranger and joint bookrunner under the Credit Agreement. Two affiliates of Bank of America, N.A. beneficially own 100% of the total outstanding shares of the Company’s Class B Common Stock and are the other parties to the Stock Purchase Agreement. Also, the Company has retained Banc of America Securities LLC to act as a dealer manager in connection with the tender offer described above. Finally, as previously disclosed, the Company is a party to an interest rate swap agreement with Bank of America, N.A. In addition, some of the other lenders under the Credit Agreement, or their affiliates, have various relationships with the Company involving the provision of financial services, including cash management, investment banking and brokerage services. These lenders or their affiliates receive, and expect to receive, customary fees and expenses for these services.

Section 2 – Financial Information
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
10.1	Credit Agreement, dated as of June 7, 2006, by and among Cumulus Media Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Wachovia Capital Markets, LLC, as joint lead arrangers and joint bookrunners, Wachovia Bank, National Association, as syndication agent, and the co-documentation agents named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: June 8, 2006

EXHIBIT INDEX
10.1	Credit Agreement, dated as of June 7, 2006, by and among Cumulus Media Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Wachovia Capital Markets, LLC, as joint lead arrangers and joint bookrunners, Wachovia Bank, National Association, as syndication agent, and the co-documentation agents named therein.